Exhibit 5.2

INTERNAL REVENUE SERVICE P. 0. BOX 2508 CINCINNATI, OH 45201	DEPARTMENT OF THE TREASURY

Date: SEP O 7 2017 AMERIPRISE FINANCIAL INC C/O HARTER SECREST & EMERY LLP LESLIE E DESMARTEAU 1600 BAUSCH LOMB PLACE ROCHESTER, NY 14604

Employer Identification Number:

13-3180631

DLN:

17007328058026

Person to Contact:

JACQUELINE CRUVER                                 ID# 52043

Contact Telephone Number:

(470) 639 2514

Plan Name:

AMERIPRISE FINANCIAL 401K PLAN

Plan Number: 001

Dear Applicant:

Based on the information you provided, we're issuing this favorable determination letter for your plan listed above. Our favorable determination only applies to the status of your plan under the Internal Revenue Code. To use this letter as proof of the plan's status, you must keep this letter, the application forms, and all correspondence with us about your application.

Your determination letter doesn't apply to any qualification changes that become effective, any guidance issued, or any statutes enacted after the dates specified in the Cumulative List of Changes in Plan Requirements (the Cumulative List).

Your plan's continued qualification in its present form will depend on its effect in operation (Income Tax Regulations Section 1.401 l(b)(3)). We may review the status of the plan in operation periodically.

You can find more information on favorable determination letters in Publication 794, Favorable Determination Letter, including:

The significance and scope of reliance on this letter

The effect of any elective determination request in your application materials

The reporting requirements for qualified plans

Examples of the effect of a plan's operation on its qualified status.

You can get a copy of Publication 794 by visiting our website at www.irs.gov/formspubs or by calling 1 800-TAX-FORM (1-800-829 3676) to request a copy.

This letter considered the 2015 Cumulative List of Changes in Plan Qualification Requirements.

This determination letter applies to the amendments dated on

•	09/26/16 & 12/09/15.

Letter 5274

AMERIPRISE FINANCIAL INC

This determination letter also applies to the amendments dated on

09/24/14.

This plan satisfies the requirements of Internal Revenue Code Section

4975 (e) (7).

If you submitted a Form 2848, Power of Attorney and Declaration of Representative, or Form 8821, Tax Information Authorization, with your application and asked us to send your authorized representative or appointee copies of written communications, we will send a copy of this letter to him or her.

If you have questions, contact the person listed at the top of this letter.

Sincerely,

Director, Employee Plans Rulings and Agreements

Letter 5274